Calculation of Filing Fee Tables
S-8
Kymera Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan Common Stock, $0.0001 par value per share	Other	3,885,551	$ 87.44	$ 339,752,579.44	0.0001381	$ 46,919.83
2	Equity	Kymera Therapeutics, Inc. Amended and Restated 2020 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Other	438,898	$ 74.32	$ 32,618,899.36	0.0001381	$ 4,504.67
Total Offering Amounts:						$ 372,371,478.80		$ 51,424.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 51,424.50
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional shares of common stock, $0.0001 par value per share ("Common Stock"), of Kymera Therapeutics, Inc. (the "Registrant") which become issuable under the Kymera Therapeutics, Inc. 2020 Stock Option and Incentive Plan (as amended, the "Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Pursuant to Rule 416 under the Securities Act, this registration statement on Form S-8 shall also cover any additional shares of Common Stock of the Registrant which become issuable under the Kymera Therapeutics, Inc. Amended and Restated 2020 Employee Stock Purchase Plan (the "ESPP"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The amount registered represents an automatic increase of 3,885,551 shares of Common Stock to the number of shares available for issuance under the Plan, effective January 1, 2026. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on August 21, 2020 (File No. 333-248249), March 11, 2021 (File No. 333-254122), February 24, 2022 (File No. 333-262947), February 23, 2023 (File No. 333-269928), February 22, 2024 (File No. 333-277242) and February 27, 2025 (File No. 333-285308). The proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant's Common Stock, as quoted on the Nasdaq Global Market, on February 20, 2026.

[2]	The amount registered represents an automatic increase of 438,898 shares of Common Stock to the number of shares available for issuance under the ESPP, effective January 1, 2026. Shares available for issuance under the ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on August 21, 2020 (File No. 333-248249), March 11, 2021 (File No. 333-254122), February 24, 2022 (File No. 333-262947), February 23, 2023 (File No. 333-269928), February 22, 2024 (File No. 333-277242) and February 27, 2025 (File No. 333-285308). The proposed maximum offering price per unit of $74.32 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Market on February 20, 2026, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and has been used as these shares are without a fixed price. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A